Exhibit 10.2

                              Consultant Agreement


Date:         October 6, 2000

                                     PARTIES

BIOMERIDIAN INTERNATIONAL, INC. 12411 South 265 West, Ste. F., Draper, UT 84020 ("BioMeridian") and ROBERT GREENBERG ("Consultant") 604 West Summit, Payson, AZ 85541

                              OPERATIVE PROVISIONS

1.       Consultant Services

     1.1 BioMeridian engages Consultant to assist BioMeridian in promoting the company and it's respective products and services.

2.       Duration

     2.1 This agreement shall commence on October 16, 2000 and shall continue until terminated per Section 5 below.

3.       Consultant's Services

     3.1 During the period of this Agreement, Consultant is retained on an ongoing basis for not less than16 hours per week, to provide his services, as an expert in healthcare at such times and at such locations as BioMeridian and Consultant shall agree from time to time. It is agreed that consultant will provide appropriate value for his services. The scope of work will be determined for each project and approved by BioMeridian.

     3.2  Consultant shall provide his services to the best of his ability.

4.       Compensation

     4.1 The first 45 days of consulting services is agreed upon as 40 hours per week and compensation will be as previously stipulated ending November 31, 2000.

     4.2 Compensation for consulting services thereafter is $50/hr.

5.       Termination

     5.1 This agreement can be terminated by either party at any time with 60 days prior notice.

     5.2 BioMeridian may terminate this Agreement immediately if Consultant shall:

               (a) be in breach of any of the terms of this Agreement.

               (b) be incompetent, guilty of gross misconduct and/or serious or persistent negligence in the provision of his services hereunder.

               (c) fail or refuse written warning to provide the services reasonably and properly required of him hereunder.

6.       Confidential Information

     6.1 Consultant agrees to treat as secret and confidential and not at any time for any reason disclose or permit to be disclosed to any person or otherwise make use of or permit to make use of any information relating to BioMeridian's technology, business affairs or finances, other than what is deemed public knowledge. Upon termination of this Agreement for any reason Consultant shall deliver to BioMeridian all working papers and other materials provided or prepared by him pursuant to this Agreement.

7.       Independent Contractor

     7.1 Consultant is and shall remain an independent contractor rendering professional services. Nothing contained in this Agreement shall be deemed by either party to create the relationship of employer and employee or principal and agent and neither party shall represent to any third party that anything other than an independent contractor relationship exists between Consultant and BioMeridian.

8.       Tax Liabilities

     8.1 It is agreed that Consultant shall be responsible for all income tax liabilities in connection with the services provided hereunder by the Consultant and the Consultant hereby indemnifies BioMeridian in respect of any income tax, which may be found due from BioMeridian in respect of the services provided hereunder.

9.       Governing Laws

     9.1 This Agreement shall be governed by and interpreted according to the laws of the State of Utah.



BioMeridian International, Inc.                      Robert Greenberg
12411 South 265 West, Ste. F                         604 West Summit
Draper, UT 84020                                     Payson, AZ 85541


Darwin D. Millet                                     Robert Greenberg
___________________                                  _________________
Darwin D. Millet                                     Robert Greenberg
President/CEO                                        Consultant
Dated this ________ of                               Dated this ________ of
_______________, 2000                                _______________, 2000